MOORE & ASSOCIATES, CHARTERED
    ACCOUNTANTS AND ADVISORS
                  PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the use, in the SB-1 registration statement of Chameleon Gems Inc. of our report dated January 15, 2007 on our audit of the financial statements of Chameleon Gems Inc. as of December 31st, 2006, and the results of its operations and cash flows for the period ended December31st, 2006 from inception and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
January 15, 2007